Exhibit 10.1

AMENDMENT TO
EQUITY PURCHASE AGREEMENT
BY AND AMONG
PERSONALIZATIONMALL.COM, LLC,
BED, BATH & BEYOND INC.,
800-FLOWERS, INC.,
AND
1-800-FLOWERS.COM, INC.
DATED AS OF JULY 20, 2020

AMENDMENT TO EQUITY PURCHASE AGREEMENT

This Amendment (this “Amendment”) to the Equity Purchase Agreement dated February 14, 2020 (the “Agreement”) by and among (i) BED BATH & BEYOND INC., a New York corporation (the “Seller”), (ii) PERSONALIZATIONMALL.COM, INC., a Delaware limited liability company (the “Company”), (iii) 800-FLOWERS, INC., a New York corporation (the “Buyer”), and solely with respect to Article IX of the Agreement, 1-800-FLOWERS.COM, INC., a Delaware corporation (the “Parent”) is made and entered into as of July 20, 2020 (the “Effective Date”).  The Seller, Buyer, Company, and Parent each may be referred to herein as a “Party” and collectively as the “Parties.”  Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Closing. The Closing Date shall be August 3, 2020.

2.
Determination of Purchase Price; Payments at Closing.  Clause (i) of Section 1.4(a) is deleted and replaced with the following: “$245,000,000, plus”; provided, that the Parties hereby agree that, in the event that the Closing does not occur on or before August 3, 2020 for any reason, this clause 2 will be void ab initio and of no further force or effect without any action by or on behalf of any of the Parties.

3.
Closing Failure.  In the event that the Buyer fails to consummate the Closing on or prior to August 3, 2020 and the Seller prevails in the litigation brought by the Seller to compel the Buyer to consummate the Closing, without limiting any other rights or remedies available to Seller under the Agreement, at Law or in equity the Buyer shall be liable and pay to the Seller: (a) the reasonable costs and expenses of Seller and its Affiliates incurred in connection with the litigation, including reasonable attorneys’ fees as determined by the court; and (b) if the court awards Seller interest on the Purchase Price, the applicable statutory interest rate.

4.
Transition Services Agreement. Buyer and Seller agree that the transition services agreement (the “TSA”) contemplated by Section 5.11(f) of the Agreement shall be executed by the Seller and the Company at Closing, substantially in the form of Exhibit A to this Amendment; provided, that the Parties acknowledge that the schedule of services set forth on Exhibit A to the TSA remains subject to ongoing discussion between the Parties and that between the date of this Amendment and August 3, 2020, the Parties shall reasonably cooperate in good faith to finalize Exhibit A to the TSA in a mutually acceptable manner.

5.	Miscellaneous. To the extent anything in this Amendment conflicts with the Agreement, this Amendment shall control. Otherwise, all provisions of the Agreement shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered as of the Effective Date.

BUYER:

800-FLOWERS, INC.

By:	/s/ William E. Shea
Name: William E. Shea

Title: Vice President and Treasurer

PARENT:

800-FLOWERS, INC.

By:	/s/ William E. Shea
Name: William E. Shea

Title: Senior Vice President, Treasurer

and Chief Financial Officer

IN WITNESSS WHEREOF, the undersigned have caused this Amendment to be executed and delivered as of the Effective Date.

SELLER:

BED BATH & BEYOND INC.

By:	/s/ Mark J. Tritton
Name: Mark J. Tritton

Title: President and Chief Executive Officer

COMPANY:

PERSONALIZATIONMALL.COM, LLC
By:	BED BATH & BEYOND INC.,
its sole member

/s/ Mark J. Tritton
By:	Name: Mark J. Tritton
Title: President and Chief Executive Officer